Securities and Exchange Commission
                   Washington, D.C.  20549

                           FORM 8-K
    Current Report Pursuant to Section 13 or 15(d) of the
               Securities Exchange Act of 1934

  Date of Report (Date of earliest event reported): January
                           17, 1996

                 Commission file number 1-5558


                   Katy Industries, Inc.
   (Exact name of registrant as specified in its charter)
               Delaware
                      75-1277589
         (State of Incorporation)           (IRS Employer
Identific                 ation Number)


     6300 S. Syracuse #300, Englewood, Colorado           80111

          (Address of Principal Executive Offices)       (Zip
                              Code)


Registrant's telephone number, including area code: (303) 290-9300


  (Former name or former address, if changed since last report)
                          Not applicable






















                       Item 5.  Other Events

     On January 17, 1996, Katy Industries, Inc. ("Katy or the "Company"), Board of Directors amended the Company's Bylaws to add certain provisions designed to promote more orderly procedures for shareholder meetings and actions. The bylaws were amended to provide an advance notice requirement for director nominations and stockholder proposals. The bylaw amendments require that advance notice of nominations or shareholder proposals be delivered to the Company not less than 50 days nor more than 90 days prior to a shareholders' meeting.

                         Item 7.  Exhibits

(c) Exhibits.  The amended bylaws of Katy Industries,
Inc. are filed as an exhibit to this filing.


                            SIGNATURES

     Pursuant to the requirements of the Securities
Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               Katy Industries, Inc.

                                 (Registrant)


                       By    /S/ John R. Prann, Jr.
                                 John R. Prann, Jr.
                              Chief Executive Officer
Date         February 15, 1996